Exhibit 99.2

PSS WORLD MEDICAL, INC.

Unaudited EBITDA Calculation

(Dollars in millions)

Year Ended April 1, 2005
Income from continuing operations	39.4

Plus: Interest expense	6.8
Less: Interest and investment income	(0.2)
Plus: Provision for income taxes	16.8
Plus: Depreciation	14.2
Plus: Amortization of intangible assets	4.5

EBITDA	81.5

Reconciliation of EBITDA to Cash (Used in) Provided by Operating Activities:

EBITDA	$81.5

Operating Asset & Liability Changes:
Accounts receivable, net	(26.3)
Inventories	(30.9)
Prepaid expenses and other current	(6.2)
Other assets	(4.9)
Accounts payable	13.0
Accrued expenses and other liabilities	7.1
Noncash Expenses included in EBITDA:
Amortization of debt issuance costs	1.9
Provision for doubtful accounts	5.1
Provision for deferred income taxes	17.4
Provision for notes receivable	0.2
Provision for deferred compensation	0.8
Noncash compensation expense	0.7
Loss on sale of property and equipment	0.2
Cash Expenses Excluded from EBITDA:
Interest expense	(6.8)
Interest and investment income	0.2
Provision for income taxes	(16.8)

Net Cash Provided by Operating Activities	$36.2